                                                                      EXHIBIT 99


NEWS FROM:                                                 FOR IMMEDIATE RELEASE

[KAYDON CORPORATION LOGO]


KAYDON CORPORATION                                   GLOBAL ENGINEERED SOLUTIONS

CONTACT: BRIAN P. CAMPBELL
         PRESIDENT AND CHIEF EXECUTIVE OFFICER
         (734) 747-7025 EXT. 129

                      KAYDON CORPORATION REPORTS INCREASED
                           FOURTH QUARTER 2002 RESULTS

Ann Arbor, Michigan - February 20, 2003

         Kaydon Corporation (NYSE: KDN) today reported that net earnings from continuing operations for the fourth quarter 2002 increased 83 percent to $8.7 million, compared with $4.8 million from continuing operations excluding goodwill amortization ($4.2 million as reported including goodwill amortization) for the 2001 fourth quarter. Diluted earnings per common share increased 81 percent to $.29, compared with $.16 per common share from continuing operations ($.14 as reported including goodwill amortization) for the 2001 fourth quarter.

         As a result of increased demand and favorable sales mix for the Company's slip-ring and specialty bearing products sold to security, military and industrial markets, sales from continuing operations during the fourth quarter of 2002 equaled $71.5 million, compared to $66.8 million in 2001's fourth quarter. Offsetting strength in these markets, Kaydon continued to experience soft demand in other key markets. Specialty electronic manufacturing equipment, construction equipment, and other heavy industrial equipment markets continue to reflect the cautious capital spending programs by Kaydon customers.

         Sales from continuing operations for 2002 equaled $279.4 million, compared to $285.6 million during 2001. Diluted earnings per share from continuing operations, and before the cumulative effect of a change in accounting principle, for 2002 equaled $1.01, on net earnings of $30.2 million, before the after-tax effect ($.16 per share on a diluted basis or $4.8 million) of a pre-tax $7.5 million provision for litigation costs recorded during the second quarter of 2002. This compares to diluted earnings per share from continuing operations of $.95, on net earnings of $28.5 million during 2001. Results before unusual items are useful in analyzing performance from continuing operations, but should be used only in conjunction with results reported in accordance with generally accepted accounting principles. Including the after-tax effect of the provision for litigation costs, reported diluted earnings per share from continuing operations for 2002 equaled $.85, on net earnings of $25.4 million. Excluding goodwill amortization, diluted earnings per share from continuing operations would have been $1.03, on net earnings of $30.8 million, during 2001.

       Also in the fourth quarter of 2002, the Company initiated a restructuring plan to enhance operating performance and balance manufacturing utilization in the Specialty Bearings Products Group, part of our Specialty Metal Formed Products reporting segment. This restructuring plan resulted in a $0.5 million charge in the fourth quarter of 2002. In addition, the Company expects to incur in 2003 approximately $1.8 million of additional costs related to headcount reductions, equipment relocation and other restructuring expenses. This restructuring plan is expected to provide annualized cost savings to the Company of approximately $2.0 million per year beginning in 2004.

      Cash flow from continuing operations during the fourth quarter equaled $16.9 million, compared to fourth quarter 2001 cash flow from continuing operations of $19.1 million. Operating cash flow for the full year 2002 totaled $62.2 million. Cash and cash equivalents as of December 31, 2002 equaled $146.3 million as compared to $152.6 million at year-end 2001. The year-end 2002 cash and cash equivalent balance was after payments during the year for the reduction of $40.2 million of long-term debt, $14.6 million of common stock dividends, $8.8 million of net capital expenditures, and $4.4 million for a product line acquisition.

      Brian P. Campbell, Kaydon's President and Chief Executive Officer commented, "We continued to encounter challenges during the fourth quarter in many of our key markets as our customer base again exhibited cautious capital spending patterns. Results during the quarter, however, were in line with our expectations. It remains difficult to predict when current market place trends will reverse themselves as the near term outlook in our principal markets is clouded by economic and geopolitical uncertainties."

      "In this uncertain environment, we are continuing to focus on permanent reductions in our operating cost structures while continuing to make strategic business investments to generate future growth and cash flow performance. We also continue to execute our strategy of innovation in new product development and application engineering as well as our programs to promote recurring revenue growth, operational excellence and leveraging the skills and financial strength of Kaydon."

      In commenting further, Mr. Campbell stated, "Although our plans for 2003 are based on "no growth" in the economy, we remain optimistic that the Company's future performance will be enhanced with a recovery in the manufacturing economy. Productivity gains, fiscal stimulus and increased defense spending should positively impact both Kaydon and the manufacturing economy. In the meantime, we believe our continued focus on enhancing manufacturing efficiencies, capacity utilization objectives, working capital management, and our long-term financial strategies allows us to be in a position to benefit from the future recovery in our key markets, as well as to pursue our diversification objectives."

         At 10:30 a.m. Eastern time today, Kaydon will host a fourth quarter and full year 2002 conference call. The conference call can be accessed in a listen-only mode by dialing 1-800-361-0912 and providing the following passcode number: 569431. Participants are asked to dial in 10 minutes prior to the scheduled start time of the call. Alternatively, interested parties are invited to listen to the conference call via the Internet at the following site:

         https://cis.premconf.com/sc/scw.dll/usr?cid=vlllrdwmxcnvdwsc

         To accommodate those that are unable to listen at the scheduled start time, a replay of the conference call will be available beginning at 1:30 p.m. Eastern time today through Thursday, February 27, 2003 at 5:00 p.m. Eastern time. The replay is accessible by dialing 1-888-203-1112 and providing the following passcode number: 534121.

         Kaydon Corporation is a leading designer and manufacturer of custom-engineered products, supplying a broad and diverse group of industrial, aerospace, medical and electronic equipment, and aftermarket customers.

                                      # # #

         Certain statements in this press release are forward-looking within the meaning of the federal securities laws. While the Company believes any forward-looking statements made are reasonable, actual results could differ materially since the statements are based on the Company's current expectations and are subject to risks and uncertainties beyond the control of the Company. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to general economic conditions, future levels of general industrial manufacturing activity, future financial performance, market acceptance of new or enhanced versions of the Company's products, the pricing of raw materials, changes in the competitive environments in which the Company's businesses operate, the outcome of pending and future litigation and governmental proceedings, estimated legal costs, the estimated fair value of the Company's assets, and risks and uncertainties listed or disclosed in the Company's reports filed with the Securities and Exchange Commission. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned to consider these factors when relying on such forward-looking information.

                               KAYDON CORPORATION
                      CONSOLIDATED CONDENSED BALANCE SHEETS
--------------------------------------------------------------------------------


                                                     December 31,               December 31,
                                                         2002                       2001
                                                     ------------               ------------
Assets:
Cash and cash equivalents                            $146,301,000               $152,570,000
Accounts receivable, net                               38,334,000                 38,432,000
Inventories, net                                       47,019,000                 55,066,000
Other current assets                                   12,396,000                 13,415,000
Taxes recoverable                                               -                 10,101,000
                                                     ------------               ------------

     Total current assets                             244,050,000                269,584,000


Plant and equipment, net                               84,380,000                 84,273,000

Goodwill, net                                         108,770,000                121,708,000
Other intangible assets, net                            9,744,000                 11,066,000
Other assets                                           30,203,000                 21,268,000
                                                     ------------               ------------

     Total assets                                    $477,147,000               $507,899,000
                                                     ============               ============


Liabilities and Shareholders' Equity:

Accounts payable                                     $ 10,724,000               $ 10,117,000
Accrued expenses                                       29,709,000                 29,129,000
                                                     ------------               ------------
     Total current liabilities                         40,433,000                 39,246,000

Long-term debt                                         72,367,000                112,510,000
Long-term liabilities                                  65,598,000                 52,339,000
                                                     ------------               ------------
     Total long-term liabilities                      137,965,000                164,849,000

Shareholders' equity                                  298,749,000                303,804,000
                                                     ------------               ------------

   Total liabilities and shareholders'
       equity                                        $477,147,000               $507,899,000
                                                     ============               ============


                               KAYDON CORPORATION
                   CONSOLIDATED CONDENSED STATEMENTS OF INCOME
--------------------------------------------------------------------------------

                                                                       ------------------------------
                                                                            Fourth Quarter Ended
                                                                       ------------------------------
                                                                                 (unaudited)
                                                                        December 31,      December 31,
                                                                            2002             2001
                                                                       -------------     -------------
Net sales                                                              $  71,493,000     $  66,760,000

Cost of sales                                                             47,055,000        44,474,000
                                                                       -------------     -------------

Gross profit                                                              24,438,000        22,286,000

Selling, general, and administrative expenses                             11,809,000        15,504,000

Unusual litigation-related charge                                                  -                 -
                                                                       -------------     -------------

Operating income from continuing operations                               12,629,000         6,782,000

Net interest income (expense)                                                434,000          (168,000)
                                                                       -------------     -------------

Income from continuing operations before income taxes                     13,063,000         6,614,000

Provision for income taxes                                                 4,343,000         2,447,000
                                                                       -------------     -------------

Income from continuing operations                                          8,720,000         4,167,000
                                                                       -------------     -------------

(Loss) from operations of discontinued segment before income taxes                 -          (984,000)

Credit for income taxes                                                            -          (316,000)
                                                                       -------------     -------------

(Loss) from discontinued operations                                                -          (668,000)
                                                                       -------------     -------------

Income (loss) before cumulative effect of
   accounting change                                                       8,720,000         3,499,000

Cumulative effect of accounting change (goodwill impairment),
   net of income tax credits of $3,544,000                                         -                 -
                                                                       -------------     -------------

Net income (loss)                                                      $   8,720,000     $   3,499,000
                                                                       =============     =============


Weighted average common
   shares outstanding
     Basic                                                                29,997,000        29,951,000
     Diluted                                                              29,997,000        29,957,000


Earnings per share from continuing operations
     Basic                                                             $        0.29     $        0.14
     Diluted                                                           $        0.29     $        0.14

Loss per share from discontinued operations
     Basic                                                             $        0.00     ($       0.02)
     Diluted                                                           $        0.00     ($       0.02)

Earnings (loss) per share before cumulative effect of
   accounting change
     Basic                                                             $        0.29     $        0.12
     Diluted                                                           $        0.29     $        0.12

Loss per share from cumulative effect of accounting change
     Basic                                                             $        0.00     $        0.00
     Diluted                                                           $        0.00     $        0.00

Earnings (loss) per share
     Basic                                                             $        0.29     $        0.12
     Diluted                                                           $        0.29     $        0.12

Dividends per share                                                    $        0.12     $        0.12

Pro-forma excluding goodwill and indefinite-lived intangible asset amortization:

Income from continuing operations                                      $   8,720,000     $   4,767,000
                                                                       =============     =============

Diluted Earnings per share from continuing operations                  $        0.29     $        0.16
                                                                       =============     =============



                                                                        ---------------------------------------------------------
                                                                                                 Year Ended
                                                                        ---------------------------------------------------------
                                                                                              December 31,
                                                                         December 31,             2002              December 31,
                                                                           2002 (1)           As Adjusted (2)           2001
                                                                        -------------         -------------         -------------
Net sales                                                               $ 279,410,000         $ 279,410,000         $ 285,603,000

Cost of sales                                                             184,061,000           184,061,000           185,758,000
                                                                        -------------         -------------         -------------

Gross profit                                                               95,349,000            95,349,000            99,845,000

Selling, general, and administrative expenses                              49,493,000            49,493,000            54,348,000

Unusual litigation-related charge                                           7,500,000                     -                     -
                                                                        -------------         -------------         -------------

Operating income from continuing operations                                38,356,000            45,856,000            45,497,000

Net interest income (expense)                                                 810,000               810,000              (292,000)
                                                                        -------------         -------------         -------------

Income from continuing operations before income taxes                      39,166,000            46,666,000            45,205,000

Provision for income taxes                                                 13,740,000            16,440,000            16,725,000
                                                                        -------------         -------------         -------------

Income from continuing operations                                          25,426,000 (1)        30,226,000 (2)        28,480,000
                                                                        -------------         -------------         -------------

(Loss) from operations of discontinued segment before income taxes                  -                     -           (47,746,000)

Credit for income taxes                                                             -                     -           (15,266,000)
                                                                        -------------         -------------         -------------

(Loss) from discontinued operations                                                 -                     -           (32,480,000)
                                                                        -------------         -------------         -------------

Income (loss) before cumulative effect of
   accounting change                                                       25,426,000 (1)        30,226,000 (2)        (4,000,000)

Cumulative effect of accounting change (goodwill impairment),
   net of income tax credits of $3,544,000                                (13,222,000)          (13,222,000)                    -
                                                                        -------------         -------------         -------------

Net income (loss)                                                       $  12,204,000 (1)     $  17,004,000 (2)     ($  4,000,000)
                                                                        =============         =============         =============


Weighted average common
   shares outstanding
     Basic                                                                 29,989,000            29,989,000            29,949,000
     Diluted                                                               30,004,000            30,004,000            29,982,000


Earnings per share from continuing operations
     Basic                                                              $        0.85 (1)     $        1.01 (2)     $        0.95
     Diluted                                                            $        0.85 (1)     $        1.01 (2)     $        0.95

Loss per share from discontinued operations
     Basic                                                              $        0.00         $        0.00         ($       1.08)
     Diluted                                                            $        0.00         $        0.00         ($       1.08)

Earnings (loss) per share before cumulative effect of
   accounting change
     Basic                                                              $        0.85 (1)     $        1.01 (2)     ($       0.13)
     Diluted                                                            $        0.85 (1)     $        1.01 (2)     ($       0.13)

Loss per share from cumulative effect of accounting change
     Basic                                                              ($       0.44)        ($       0.44)        $        0.00
     Diluted                                                            ($       0.44)        ($       0.44)        $        0.00

Earnings (loss) per share
     Basic                                                              $        0.41 (1)     $        0.57 (2)     ($       0.13)
     Diluted                                                            $        0.41 (1)     $        0.57 (2)     ($       0.13)

Dividends per share                                                     $        0.48         $        0.48         $        0.48

Pro-forma excluding goodwill and indefinite-lived intangible asset amortization:

Income from continuing operations                                       $  25,426,000 (1)     $  30,226,000 (2)     $  30,785,000
                                                                        =============         =============         =============

Diluted Earnings per share from continuing operations                   $        0.85 (1)     $        1.01 (2)     $        1.03
                                                                        =============         =============         =============



(1) Includes the after tax effect, $4.8 million or $0.16 per share, of the $7.5 million unusual litigation-related charge recorded in the second quarter of 2002.

(2) Excludes the after tax effect, $4.8 million or $0.16 per share, of the $7.5 million unusual litigation-related charge recorded in the second quarter of 2002.